UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2006
GOODRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-892	34-0252680

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: (704) 423-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
     On May 22, 2006, Goodrich Corporation (“Goodrich”) commenced:
•	An offer to exchange a new series of notes due 2016 for its outstanding 7 1/2% Notes due 2008, 6.45% Notes due 2008, and 6.60% Notes due 2009; and

•	An offer to exchange a new series of notes due 2036 for its outstanding 7.625% Notes due 2012.
     On June 6, 2006, Goodrich issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that, as of 5:00 p.m., New York City time, on June 5, 2006:
•	the amount of its outstanding 7 1/2% Notes due 2008, 6.45% Notes due 2008, and 6.60% Notes due 2009 tendered in exchange for a new series of notes due 2016 exceeded the minimum condition of that exchange offer; and

•	the amount of its outstanding 7.625% Notes due 2012 tendered in exchange for a new series of notes due 2036 exceeded the minimum condition of that exchange offer.
     Goodrich further announced that it had amended each of its exchange offers to provide that holders of the outstanding notes who validly tender their notes by 5:00 p.m., New York City time, on June 6, 2006, and had not validly withdrawn their tenders prior to 5:00 p.m., New York City time, on June 5, 2006, will receive the total exchange consideration for that series of outstanding notes tendered, including the applicable early participation payment, as if such notes had been tendered on or prior to the early participation date. Outstanding notes tendered, and not validly withdrawn prior to 5:00 p.m., New York City time, on June 5, 2006, including notes tendered after that time, may not be withdrawn.
     Both exchange offers have been made in transactions exempt from registration under the Securities Act to holders of outstanding Goodrich notes who have certified certain matters to Goodrich, including their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act.
     The press release is filed as Exhibit 99.1 to this report and is hereby incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Goodrich Corporation Press Release dated June 6, 2006 titled “Goodrich Announces Minimum Condition Satisfied for Exchange Offers”

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: June 6, 2006	By:	/s/ Sally L. Geib
Sally L. Geib
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit 99.1	Goodrich Corporation Press Release dated June 6, 2006 titled “Goodrich Announces Minimum Condition Satisfied for Exchange Offers”